Exhibit 4.8

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of November [●], 2022, by and between Bed Bath & Beyond Inc. (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of July 17, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 17, 2014 (the “First Supplemental Indenture” and the Base Indenture as so supplemented, the “Indenture”), providing initially for the issuance of $300,000,000 in aggregate principal amount of the Issuer’s 3.749% Senior Notes due 2024 (the “2024 Notes”), $300,000,000 in aggregate principal amount of the Issuer’s 4.915% Senior Notes due 2034 (the “2034 Notes”) and $900,000,000 in aggregate principal amount of the Issuer’s 5.165% Senior Notes due 2044 (the “2044 Notes” and together with the 2024 Notes and the 2034 Notes, the “Securities”);

WHEREAS, the Issuer has offered to exchange any and all of the outstanding Securities from the registered holders of the Securities (the “Holders”) for new securities (the “Exchange Offers”) and, in conjunction with the Exchange Offers, has solicited consents from the Holders of the Securities to the amendments to the Base Indenture and the First Supplemental Indenture contained herein upon the terms and subject to the conditions as set forth in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 18, 2022, as amended on November [●], 2022, and declared effective on November [●], 2022 (as amended, the “Form S-4”);

WHEREAS, Section 14.02 of the Base Indenture provides that, subject to certain conditions, the Issuer and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of each series of Securities then outstanding voting as a single class with respect to such series of Securities;

WHEREAS, the Issuer has indicated its desire and has requested that the Trustee join with the Issuer in entering into this Second Supplemental Indenture for the purpose of amending the Base Indenture and the First Supplemental Indenture in certain respects as permitted by Section 14.02 of the Base Indenture;

WHEREAS, (1) the Issuer has received the consent of the Holders of at least a majority in principal amount of the outstanding Securities (the “Consenting Holders”) and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Issuer and the Trustee to enter into this Second Supplemental Indenture, and (2) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Second Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Second Supplemental Indenture as contemplated by Section 16.01 of the Base Indenture; and

WHEREAS, the board of directors of the Issuer has authorized and approved the execution and delivery of this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture and the First Supplemental Indenture, as applicable. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2.    Amendments to the Indenture.

(a)	The Base Indenture is hereby amended to delete Section 7.02 (Acceleration; Rescission and Annulment) shall be deleted and replaced with the following:

“(a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or 7.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 95% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such acceleration such principal amount (or specified amount) and interest shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, then in every such case, the principal of (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of that series) of and all accrued but unpaid interest on all of the Securities of that series then Outstanding shall automatically, and without any acceleration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to the last paragraph of Section 7.01 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.”

(b)

The First Supplemental Indenture is hereby amended to delete Section 5.1 (Offer to Purchase upon Change of Control Triggering Event), Section 5.2 (Notice), Section 6.1 (Limitations on Liens), Section 6.2 (Exceptions), Section 6.3 (Additional Covenants), Section 7.1 (Limitations on Sale and Leaseback Transactions), Section 7.2 (Exceptions) and Section 7.3 (Additional Covenants), replace each of the above listed sections with a section number and “Reserved,” and delete references thereto contained in the First Supplemental Indenture, in their entirety, with such Sections and references having no further force or effect.

(c)

The failure to comply with the terms of any of the Sections of the First Supplemental Indenture set forth in clause (b) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture.

(d)

All definitions set forth in Article I (Definitions) of the Base Indenture and Section 1.1 (Definition of Terms) of the First Supplemental Indenture that relate to defined terms used solely in the Sections deleted by this Second Supplemental Indenture are hereby deleted in their entirety.

(e)

All references to Sections of the Indenture and Sections of the First Supplemental Indenture amended by this Second Supplemental Indenture shall be to such Sections as amended by this Second Supplemental Indenture.

3.    Amendments to Securities. The Securities are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Second Supplemental Indenture.

4.    Effectiveness. The provisions of Sections 2, 3 and 4 of this Second Supplemental Indenture shall become effective immediately but shall not become operative until the Securities of the Consenting Holders tendered in the Exchange Offers are accepted for exchange by the Issuer.

5.    Endorsement and Change of Form of Notes. Any Securities authenticated and delivered after the close of business on the date that this Second Supplemental Indenture becomes effective may, at the sole discretion of the Issuer, be affixed to, stamped, imprinted or otherwise legended, with a notation as follows:

“The restrictive covenants of the Issuer and certain of the Events of Default and other provisions have been eliminated, as provided in the Second Supplemental Indenture, dated as of November [●], 2022. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

6.    Ratification of Indenture; Second Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7.    Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

8.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

9.    Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the rights, protections and indemnities afforded the Trustee under the Indenture shall apply to any action (or inaction) of the Trustee hereunder or in connection herewith. The Trustee is executing this Second Supplemental Indenture and performing hereunder solely in conclusive reliance on (i) the consents and direction of the Consenting Holders, (ii) the statements and representations of the Issuer hereunder and in the Officer’s Certificate and (iii) the Opinion of Counsel being delivered in connection herewith.

12.    Successors. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

Bed Bath & Beyond Inc., as Issuer

By:
Name:
Title:

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]